EXHIBIT 4.1

                          SECOND AMENDMENT TO INDENTURE

     This Second Amendment to Indenture (the "SECOND AMENDMENT") is entered into effective as of December 1, 2003 (the "EFFECTIVE DATE"), by and among the undersigned and constitutes the Second Amendment to the Indenture dated as of July 16, 1999 (the "INDENTURE"), between Chandler (U.S.A.), Inc. (the "COMPANY"), and the Bank of New York Trust Company of Florida, N.A., as successor Trustee to U.S. Trust Company of Texas, N.A., regarding the 8.75% Senior Debentures due 2014 issued by the Company (the "DEBENTURES") as previously amended by the First Amendment to Indenture entered into effective May 13, 2003, between the Company, the Trustee and certain holders of Debentures (the "FIRST AMENDMENT").

     WHEREAS, the Indenture was made and entered into as of July 16, 1999, between the Company and U.S. Trust Company of Texas N.A., as trustee; and

     WHEREAS, as a result of various transactions the Bank of New York Trust Company of Florida, N.A., became the successor trustee to the Indenture and is referred to hereinafter as "TRUSTEE";

     WHEREAS, pursuant to Section 8.2 of the Indenture, the First Amendment was entered into effective as of May 13, 2003 (the "FIRST AMENDMENT") (the Indenture, as amended by the First Amendment, is herein referred to as the "AMENDED INDENTURE");

     WHEREAS, the Company, Trustee, and the holders of at least a majority of the principal amount ("HOLDERS") of the Debentures outstanding as of the Effective Date under the Indenture have deemed it desirable to further amend the Indenture so as to repeal certain amendments effected by the First Amendment and to further amend the Indenture as set forth in this Second Amendment; and

     WHEREAS, the Company and Southwest Securities, Inc. have entered into that certain letter agreement dated as of the Effective Date for the purchase of certain Debentures issued pursuant to the Indenture (the "PURCHASE AGREEMENT");

     NOW, THEREFORE, the Company, Trustee, and the undersigned Holders agree as follows:

     1. The amendments to the Indenture effected by Sections 2, 3, 4, 6, 7, 8, 9 and 10 of the First Amendment are hereby repealed in their entirety and, except as hereinafter amended by this Second Amendment, the sections of the Indenture amended by such sections of the First Amendment shall from and after the Effective Date be read and construed as originally stated in the Indenture and as existing prior to the First Amendment.

     2. Section 4.3 of the Amended Indenture is hereby amended to read in its entirety as follows:

         "SECTION 4.3 LIMITATION ON SUBSIDIARY DEBT AND PREFERRED STOCK. The Company shall not permit any Subsidiary of the Company to Incur or suffer to exist any Debt or issue any Preferred Stock except for Permitted Debt and Preferred Stock; provided, however, a Subsidiary may Incur or suffer to exist Debt or issue Preferred Stock, including capital securities, if such Subsidiary was organized, created or formed after July 16, 1999."

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     3.  This Second Amendment shall cease to be effective and shall be void
         AB INITIO if the Company shall not have complied with its obligations under the Purchase Agreement and purchased (or irrevocably tendered payment for the purchase of) all the Requisite Debentures (as defined in the Purchase Agreement) within the time periods and on the terms set forth in the Purchase Agreement.

     This Second Amendment is hereby agreed to by the Trustee and the Company and consented to by the undersigned effective as of the Effective Date.

                     BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.



                     By:  /s/ Patrick Giordano
                         -----------------------------------------------
                         Patrick Giordano, Vice President


                     CHANDLER (U.S.A.), INC.



                     By:  /s/ W. Brent LaGere
                         -------------------------------------------------------
                         W. Brent LaGere, Chairman of the Board and
                         Chief Executive Officer


     The undersigned, Southwest Securities, Inc. states that as of the Effective Date it is the Holder of $6,746,000 in principal amount of the Debentures currently outstanding and hereby consents to the Second Amendment.

                     SOUTHWEST SECURITIES, INC.



                     By:  /s/ William D. Felder
                         -------------------------------------------------------
                         William D. Felder, Executive Vice President

     The undersigned, Guy Carpenter & Company states that as of the Effective Date it is the Holder of $2,500,000 in principal amount of the Debentures currently outstanding and hereby consents to the Second Amendment.

                     GUY CARPENTER AND COMPANY



                     By:  /s/ Michael J. Borik
                         -------------------------------------------------------
                         Michael J. Borik, Senior Vice President